UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022
Hayward Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40208	82-2060643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Connell Drive
Suite 6100 Berkeley Heights, NJ 07922
(Address of principal executive offices, including zip code)

(908) 351-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HAYW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2022, the Board of Directors of Hayward Holdings, Inc. (the “Company”) appointed Billy Emory as the Company’s principal accounting officer. Mr. Emory, age 38, serves as Vice President and Chief Accounting Officer of the Company, after having joined the Company in October 2021. Prior to joining the Company, Mr. Emory served in a variety of roles at SPX FLOW, Inc., from 2020 to October 2021, most recently as Global Controller. Prior to that, Mr. Emory was a Director with PricewaterhouseCoopers, LLP, where he served from 2010 to 2020 in progressively increasing roles of responsibility, including a two-year international tour based in Europe from 2015 to 2017. Mr. Emory is a Certified Public Accountant and holds a Master of Science degree in accountancy from Wake Forest University and a Bachelor of Science degree in business administration from the University of North Carolina at Wilmington.

Upon Mr. Emory’s appointment as principal accounting officer, Eifion Jones ceased serving in that capacity. Mr. Jones continues to serve as the Company’s Senior Vice President and Chief Financial Officer.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date:    April 21, 2022

HAYWARD HOLDINGS, INC.

By:    /s/ Eifion Jones
Eifion Jones
Senior Vice President and Chief Financial Officer